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                                                                   EXHIBIT 10.33


                     FORBEARANCE AND MODIFICATION AGREEMENT

         THIS FORBEARANCE AND MODIFICATION AGREEMENT (this "AGREEMENT"), is entered into as of this 28th day of February, 2002 by and among General Electric Capital Corporation, a Delaware corporation, whose address is 44 Old Ridgebury Road, Danbury, CT 06810 ("GE CAPITAL"), the other LENDERS (as hereinafter defined), U.S. Plastic Lumber Ltd., a Delaware corporation with its chief executive office located at 2300 W. Glades Road, Suite 440, Boca Raton, Florida 33431, The Eaglebrook Group, Inc., a Delaware corporation with its chief executive office located at 2600 W. Roosevelt Road, Chicago, Illinois 60608 (collectively, the "DEBTOR"), and U.S. Plastic Lumber Corp., a Nevada corporation with its chief executive office located at 2300 W. Glades Road, Suite 440, Boca Raton, Florida 33431 ("GUARANTOR"). Terms with initial capital letters not otherwise defined herein are defined in the Security Agreement (as hereinafter defined).

                                    RECITALS:

         WHEREAS, GE Capital and the Debtor previously entered into that certain Master Security Agreement dated as of February 24, 2000 (as from time to time modified, amended, restated or otherwise supplemented, the "SECURITY AGREEMENT") pursuant to which Debtor granted to GE Capital and its successors and assigns a security interest in any and all property listed on any Collateral Schedule executed pursuant thereto, in order to secure, among other things, the payment and performance of certain Promissory Notes executed from time to time and identified on the Collateral Schedules;

         WHEREAS, GE Capital, The CIT Group/Equipment Financing, Inc., HSBC Business Credit (USA), Inc. as successor to HSBC Business Loans, Inc., People's Capital and Leasing Corp., Safeco Credit Company, Inc. and Siemens Financial Services, Inc., formerly known as Siemens Credit Corporation (collectively with GE Capital, the "LENDERS") have each made loans to Debtor, which loans are evidenced by certain Promissory Notes issued by Debtor to such Lender in the amounts and as of the dates set forth on SCHEDULE A hereto (whether initially documented in Lender's name or assigned to Lender by GE Capital) (collectively, the "PROMISSORY NOTES") and secured by certain Collateral Schedules executed by Debtor pursuant to the Master Security Agreement (collectively, the "COLLATERAL SCHEDULES") (the Promissory Notes, Collateral Schedules, Security Agreement, Modification Agreement (as hereinafter defined) together with all other documents relating thereto and/or evidencing the Indebtedness are collectively referred to herein as the "DEBT DOCUMENTS") (the Indebtedness, together with any and all other amounts due and owing from Debtor and/or Guarantor to Lenders in respect of the Debt Documents is collectively referred to herein as the "OBLIGATIONS");

         WHEREAS, pursuant to that certain Corporate Guaranty dated as of February 24, 2000 (the "GUARANTY"), in favor of GE Capital and its successors and assigns, the Guarantor guaranteed all of Debtor's obligations, now and hereafter arising, pursuant to the Debt Documents;

         WHEREAS, the parties to this Agreement, exclusive of Siemens Financial Services, Inc. ("SFS"), previously entered into a Modification Agreement dated as of March 30, 2001 ("Modification Agreement I") which required, among other things, that the Debtor pay each Lender party thereto under each Promissory Note that is in the name of, or has been assigned to, such Lender, a prepayment of principal in the amount of ten percent (10%) of the original principal amount of each such Promissory Note upon the happening of certain events but in any case no later than January 2, 2002 with a second prepayment of principal in the same amount on or about April 2, 2002 and as of the date hereof, Debtor has failed in all instances to make such required prepayments;

         WHEREAS, SFS, the Debtor and the Guarantor previously entered into that certain Amendment to Loan Documents dated as of March 30, 2001 ("Modification Agreement II") which required, among other things, that the Debtor make certain principal reductions and mandatory prepayments to SFS including, without limitation, a principal reduction in the amount of Five Hundred Thousand Dollars ($500,000.00) on January 2, 2002 and as of the date hereof, Debtor has failed to make such principal reduction (Modification Agreement I and Modification Agreement II are sometimes collectively referred to as the "Modification Agreements");

         WHEREAS, the following Events of Default have occurred and are continuing under the Debt Documents: (i) Debtor's breach of the Minimum Tangible Net Worth covenant pursuant to Section 7(n) of the Master Security Agreement for the time period September 30, 2001 through and including December 31, 2001; (ii) Debtor's failure to make the following payments under the Debt Documents:
January 2, 2002 and April 2, 2002 mandatory principal prepayments; and (iii) monthly principal payments in January and February 2002 (collectively, the "Current Defaults");

         WHEREAS, Lenders have not waived the Current Defaults and, as a result of the Current Defaults, Lenders have the right, among other things, to: (i) accelerate the Obligations and require immediate payment thereof, (ii) terminate all further loans and credit accommodations, and (iii) foreclose upon, and take possession of, and liquidate all Collateral;

         WHEREAS, Debtor and Guarantor have requested that GE Capital and the other Lenders: (i) waive the Current Defaults, (ii) modify the Debt Documents as set forth herein, (iii) permit Debtor to sell its environmental division commonly referred to as Clean Earth, Inc. ("CEI") (such sale of CEI by Debtor is hereinafter referred to as the "CEI SALE"), and (iv) forbear in the collection of certain principal repayments; and

         WHEREAS, Lenders are willing to forbear, for the time period expressly set forth herein, in the exercise and enforcement of such rights and remedies, but only upon full and complete compliance and fulfillment by the Debtor and Guarantor with the terms and conditions set forth herein in the manner hereinafter stated.

         NOW, THEREFORE, in consideration of the terms and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. ACKNOWLEDGEMENTS. Debtor and Guarantor jointly and severally acknowledge that: (i) each Recital set forth hereinabove is complete, accurate and not subject to dispute, (ii) the Current Defaults have occurred and are




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continuing, (iii) Lenders have not heretofore waived the Current Defaults, (iv)
all conduct of, and requirements made by, the Lenders as set forth herein are authorized by and undertaken pursuant to and in accordance with the terms of the Debt Documents, (v) they have no grounds for disputing the validity or enforceability of any Debt Document or any of their respective obligations thereunder, or the validity, priority, enforceability or extent of Lenders' security interests in or liens against any item of Collateral in any judicial, administrative or other proceeding, either during or following the termination or expiration of the Forbearance Period (as hereinafter defined), and (vi) absent the effectiveness of this Agreement, Lenders would have the right to accelerate and enforce immediately payment of the Obligations and, in connection therewith, to enforce immediately their security interests in and liens on the Collateral and exercise all other rights and remedies provided Lenders under the Debt Documents or at law, in equity or by statute to the fullest extent permitted by law. The Recitals set forth herein above are intended to be part of the terms of this Agreement. This Agreement is deemed to be a Debt Document.

         2. LIMITED FORBEARANCE; WAIVER OF CURRENT DEFAULTS; UNDERTAKINGS BY DEBTOR.

         (a) FORBEARANCE OF COLLECTION OF CERTAIN PRINCIPAL PAYMENTS. During the period commencing on the date of this Agreement and ending on the earlier to occur of: (i) April 1, 2002, or (ii) the closing of the CEI Sale (the "FORBEARANCE PERIOD"), and provided that no Forbearance Event of Default (as hereinafter defined) shall have occurred and be continuing and subject to compliance by Debtor and Guarantor with each and every term and condition of each and every Debt Document (except as otherwise expressly provided herein), Lenders shall forbear in the collection of principal payments due under the Debt Documents provided, however, that Debtor shall be required to make interest payments on the outstanding balance of the Obligations in accordance with the terms and conditions of the Debt Documents (without giving effect to modified payment terms set forth in the Modification Agreements). The forbearance described in this paragraph is with respect to principal repayments only and shall not in any way be construed to impair the ability of Lenders to enforce any rights or remedies under the Debt Documents at any time.

         (b) WAIVER OF CURRENT DEFAULTS. Each Lender hereby waives the Current Defaults to the extent such Current Default applies to their respective Promissory Notes and/or Collateral Schedules provided, further, that in the case of covenant defaults, such waiver applies solely to the financial reporting period ending September 30, 2001 and December 31, 2001 and in the case of payment defaults, such waiver applies to the failure to make payments through and including the scheduled February 2002 payment.

         (c) EXPIRATION OF FORBEARANCE PERIOD. Unless earlier terminated in accordance with the terms of this Agreement, Lender's forbearance, as provided herein, shall cease immediately, without notice, upon the expiration of the Forbearance Period, and Debtor at that time shall be required to comply with the payment terms set forth in Section 3 hereof.

         3. POST-FORBEARANCE PERIOD PAYMENT TERMS.

         (a) REGULARLY SCHEDULED PRINCIPAL AND INTEREST PAYMENTS. Commencing as of the expiration of the Forbearance Period (unless sooner terminated pursuant to Section 2(c) hereof) and continuing through and including August 31, 2002, Debtor shall make all regularly scheduled principal and interest payments to




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Lenders in accordance with the existing terms and conditions of the Debt
Documents (without giving effect to modified payment terms set forth in the Modification Agreements).

         (b) RESTRUCTURE OF REMAINING TERM. Commencing on September 1, 2002, the then outstanding balance of Obligations will be restructured such that Debtor shall be required to make monthly payments of principal and interest to Lenders in an amount sufficient to fully amortize the then outstanding Obligations over a forty-eight (48) month term, with the first payment to be made on the first Business Day of September, 2002 and payments continuing on the first Business Day of each calendar month thereafter. For purposes of this Agreement, "Business Day" shall mean any day other than a Saturday, Sunday or other days on which commercial banks in New York, New York are required or authorized to be closed.

         4. MANDATORY PRINCIPAL PREPAYMENTS.

         (a) FIRST MANDATORY PRINCIPAL REPAYMENT. Debtor hereby covenants and agrees that within two (2) Business Days of the closing of the CEI Sale, it shall make a prepayment of principal to Lenders in reduction of the Obligations in an amount equal to Five Hundred Thousand Dollars ($500,000.00). Debtor further covenants and agrees to reserve from the proceeds of the CEI Sale an amount sufficient to make the aforesaid principal repayment.

         (b) SECOND MANDATORY PRINCIPAL REPAYMENT. Debtor further covenants and agrees that it shall make a second principal prepayment to Lenders in reduction of the Obligations in an amount equal to Two Million Dollars (2,000,000.00) upon the earlier to occur of: (i) the closing of Guarantor's new revolving credit loan facility which replaces its existing line of credit with Bank of America (the "B of A Revolver") in which Guarantor's aggregate collateral value which serves as security for such replacement revolving loan facility results in borrowing availability to Guarantor (prior to any advance being made under the replacement facility) of no less than Ten Million Dollars ($10,000,000.00); (ii) the exercise by Debtor of its option to purchase of the Chicago Property (as hereinafter defined) and subsequent receipt by Debtor of the net proceeds derived from the refinance of the Chicago Property; or (iii) September 30, 2002.

         (c) The foregoing principal repayments shall be in lieu of any outstanding principal repayments required under Section II(2) and II(3) of Modification Agreement I and under Section 4.1 of Modification Agreement II.

         5. ADDITIONAL SECURITY INTEREST GRANT.

         (a) Subject to Section 5(d), and in consideration of the agreements and undertakings of Lenders as more fully set forth herein, and as additional and further security for the payment of the Obligations, Debtor does hereby pledge, assign, transfer and deliver to Lenders a continuing and unconditional lien and security interest (subject only to the lien(s) and security interest(s) in existence as of the date hereof) in and to all of its Equipment (as such term is defined in the Uniform Commercial Code in effect in the State of New York from



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time to time) of any kind or nature whatsoever, together with all accessions, attachments, replacements, substitutions, modifications and additions thereto, whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title, or interest, and all proceeds and products thereof.

         (b) Subject to Section 5(d), Debtor hereby authorizes and directs Lenders to file all such financing statements and to take such other actions as are required to perfect the security interest grant pursuant to Section 5(a) hereof.

         (c) Debtor hereby covenants and agrees that it shall take any and all actions required to accomplish the foregoing lien and security interest grant in favor of the Lenders, including without limitation, requiring any and all other Subordinated Lenders (as hereinafter defined) that may currently have a prior lien and security interest in the Equipment to subordinate such lien and security interest to the liens and security interests of the Lenders.

         (d) In the event Debtor's replacement lender upon the refinance of the B of A Revolver does not require a first lien and security interest in the Equipment, the Debtor shall provide such first lien and security interest to Lenders. Notwithstanding the preceding sentence, Debtor shall use its reasonable efforts to insure that the foregoing lien and security interest grant in favor of the Lenders with respect to the Equipment is first and paramount through a refinancing of the B of A Revolver such that no pledge of its Equipment is required as collateral by such replacement lender.

         6. RESTRICTION ON PLEDGE OF ASSETS. Debtor hereby covenants and agrees that for so long as any of the Obligations remain outstanding, it shall not either directly or indirectly, create, assume, incur or suffer or permit to exist any mortgage, pledge, encumbrance, security interest, assignment, lien or charge of any kind or character upon any of its assets, whether owned at the date hereof or hereafter acquired except for the permitted encumbrances identified on SCHEDULE B hereto. Notwithstanding the foregoing sentence, Lenders hereby agree to waive the foregoing restriction only in the event of Debtor's refinance of the Chicago Property and subject to the additional conditions that:
(i) no Forbearance Event of Default shall have occurred and be continuing; (ii) GE Capital's loan, if any, made to Debtor to finance the purchase of the Chicago Property is repaid in full; and (iii) Debtor has made the mandatory principal prepayment to Lenders required pursuant to Section 4(b) hereof. Lenders' waiver, if any, with respect to the foregoing pledge restriction, shall be solely with respect to Debtor's pledge of the Chicago Property.

         7. LIMITATIONS ON REPAYMENT OF OTHER INDEBTEDNESS.

         (a) Except as other provided in this Section 7, Debtor and Guarantor jointly covenant and agree that they shall be prohibited from making any payments of principal, interest or any other amounts due and owing to either:
(i) Halifax Fund, L.P. ("Halifax"); (ii) Stout Partnership; or (iii) any future subordinated lender (collectively, the "Subordinated Lenders") in respect of indebtedness due and owing to such Subordinated Lenders by Debtor and/or Guarantor commencing as of the date hereof and continuing through one (1) year from the date of closing of the CEI Sale, unless and until an equal payment (in addition to all currently scheduled principal and interest payments) is




                                       5
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contemporaneously paid to Lenders. Notwithstanding the foregoing, Debtor shall be permitted to make a payment to Halifax in full satisfaction of that certain promissory note in the original principal amount of $4,000,000, as required to complete the CEI Sale; provided, however, that no further proceeds of the CEI Sale shall be paid by Debtor or Guarantor to any other Subordinated Lender unless and until an equal payment is made to the Lenders.

         (b) Debtor shall be permitted to refinance the indebtedness due and owing to the Subordinated Lenders (as well as any other indebtedness of Debtor or Guarantor to any other subordinated lender) provided that: (i) such indebtedness is replaced with either: (A) additional equity contributed to Debtor in satisfaction of such indebtedness; or (B) indebtedness which remains subordinate and is afforded no greater priority than such refinanced indebtedness; and (ii) the refinancing lenders agree to be bound by the terms and conditions of any subordination agreement given by the Subordinated Lenders in favor of the Lenders (including, without limitation, the agreement to provide such subordination as provided in Section 5(c) above.

         8. GE CAPITAL'S FINANCE OF CHICAGO PROPERTY ACQUISITION.

         (a) Debtor currently leases the real property located at 2600 W. Roosevelt Road, Chicago, Illinois (the "CHICAGO PROPERTY") and has an option to purchase the Chicago Property for the aggregate sum of Three Million Dollars ($3,000,000.00) (the "PURCHASE OPTION"). Debtor hereby grants in favor of GE Capital, the first option to finance Debtor's purchase of the Chicago Property (the "FINANCING OPTION"). Debtor covenants and agrees that it shall provide GE Capital with thirty (30) days prior written notice of the earlier to occur of:
(i) its exercise of the Purchase Option; or (ii) Debtor's receipt of a written commitment from any other third party lender for the financing of Debtor's purchase of the Chicago Property (the "PURCHASE OPTION NOTICE"). GE Capital shall exercise the Financing Option, if at all, within thirty (30) days of its receipt of the Purchase Option Notice by providing Debtor with written notice thereof, provided further, that the terms of GE Capital's financing of Debtor's acquisition of the Chicago Property shall not be on less favorable terms than those specified in such third party lender commitment, if any. Notwithstanding the foregoing, GE Capital shall have no obligation to finance Debtor's purchase of the Chicago Property.

         (b) In the event that GE Capital exercises the Financing Option, GE Capital shall receive a first priority mortgage and security interest in the Chicago Property with respect to all amounts advanced to finance such acquisition. Additionally, all Lenders shall receive a second priority mortgage and security interest in the Chicago Property as additional security for the Obligations. Concurrent with the exercise of its option to purchase, and subsequent closing of, the Chicago Property, Debtor shall grant such second priority mortgage and security interest in the Chicago Property in favor of the Lenders irrespective of whether GE Capital exercises the Financing Option. Lenders shall release such second priority mortgage and security interest in the Chicago Property, if at all, upon the satisfaction of the conditions set forth at Section 8(c) hereof.

         (c) The mortgage and security interests granted in favor of GE Capital and the Lenders, if at all, with respect to Debtor's acquisition of the Chicago Property shall remain in full force and effect unless and until each of the following conditions have been satisfied: (i) GE Capital's outstanding loans in respect of Debtor's acquisition of the Chicago Property, if any, are repaid in



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full; (ii) the Lenders have received the required mandatory prepayments on the
Obligations in the aggregate amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) pursuant to Section 4 hereof; (iii) the Lenders have received first priority liens and security interests in the Equipment, respectively, in accordance with the terms of Section 5 hereof; (iv) no Forbearance Event of Default shall have occurred and be continuing; and (v) Debtor shall not be in default in any payment of principal or interest for any other indebtedness (including indebtedness due and owing pursuant to a lease) in an aggregate amount greater than or equal to Five Million Dollars ($5,000,000.00).

         (d) Notwithstanding anything in this Section 8 to the contrary, in the event that all conditions set forth in Section 8(c)(i)-(v) have been satisfied prior to Debtor's purchase of the Chicago Property, Debtor shall have no obligation to finance its acquisition of the Chicago Property through GE Capital or to grant the second mortgage and security interest in favor of the Lenders with respect to the Chicago Property.

         9. FINANCIAL COVENANTS; FINANCIAL REPORTING.

         (a) Section 7(n) of the Master Security Agreement shall remain in full force and effect until such time as the CEI Sale closes, at which point such
Section 7(n) shall be amended and restated in its entirety as follows:

         "(n) If Guarantor fails to maintain at all times during the term of this Agreement and any Schedule, a Minimum Tangible Net Worth equal to or greater than the sum of Twenty Four Million Dollars ($24,000,000.00) plus eighty percent (80%) of the net income recognized by Guarantor during such calendar quarter, commencing with the quarter during which the closing of the CEI Sale occurs. Thereafter, Guarantor shall maintain such Minimum Tangible Net Worth on a going forward basis, increased by the amount of net income for such relevant calendar quarter throughout each successive calendar quarter during the term of the Security Agreement and any Schedule. Minimum Tangible Net Worth shall mean Stockholder's Equity minus Intangible Assets. Capitalized terms used in this
Section 7(n) shall be defined in accordance with generally accepted accounting principles. Notwithstanding the foregoing, in the event that the closing of the CEI Sale does not occur during the calendar quarter ending March 31, 2002, there shall be no requirement of a Minimum Tangible Net Worth for such calendar quarter."

         (b) Section 7 of the Security Agreement is hereby amended to insert the following subsection (p):

         "(p) In the event that the closing of the CEI Sales occurs, if Guarantor fails to maintain at all times during the term of the Security Agreement and any Schedule, EBITDA, on a cumulative basis, as follows: (i) One Million Five Hundred Thousand Dollars ($1,500,000.00) for the calendar quarter ending June 30, 2002; (ii) Three Million Dollars ($3,000,000.00) for the calendar quarter ending September 30, 2002; (iii) Three Million Two Hundred Fifty Thousand Dollars ($3,250,000.00) for the calendar quarter ending December 31, 2002; (iv) Seven Hundred Fifty Thousand Dollars ($750,000.00) for the calendar quarter ending March 31, 2003; (v) Three Million One Hundred Thousand Dollars ($3,100,000.00) for the calendar quarter ending June 30, 2003; (vi) Five




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Million Three Hundred Thousand Dollars ($5,300,000.00) for the calendar quarter ending September 30, 2003; (vii) Six Million Dollars ($6,000,000.00) for the calendar quarter ending December 31, 2003. There shall be no requirement of a minimum EBITDA for the calendar quarter ending March 31, 2002.

         In the event that the closing of the CEI Sale does not occur, if Guarantor fails to maintain at all times during the term of this Agreement and any Schedule, EBITDA as follows: (i) Seven Hundred Fifty Thousand Dollars ($750,000.00) for the calendar quarter ending March 31, 2002; (ii) Four Million Seven Hundred Thousand ($4,700,000.00) for the calendar quarter ending June 30, 2002; (iii) Three Million Five Hundred Thousand ($3,500,000.00) for the calendar quarter ending September 30, 2002; (iv) One Million Dollars ($1,000,000.00) for the calendar quarter ending December 31, 2002; (v) Two Million Dollars ($2,000,000.00) for the calendar quarter ending March 31, 2003; (vi) Six Million Dollars ($6,000,000.00) for the calendar quarters ending June 30, 2003 and September 30, 2003; and (vii) Two Million Dollars ($2,000,000.00) for the calendar quarter ending December 31, 2003.

         For purposes of this Agreement, EBITDA shall mean, for any relevant period, the sum of (i) pre-tax income from Guarantor's operations for such period, PLUS (ii) interest expense for such period, PLUS (iii) the amount of all non-cash charges, including but not limited to depreciation and amortization (determined in accordance with generally accepted accounting principles) for such period.

         10. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Agreement is subject to Debtor and Guarantor's delivery to Lenders of a counterpart of this Agreement, signed by each of them, together with all other documents, certificates and agreements as Lenders may reasonably request to accomplish the purposes of this Agreement.

         11. INSPECTION. At the option of Lenders, and upon reasonable notice to Debtor (provided that no Forbearance Event of Default shall have occurred and be continuing in which case no such notice is required) a representative or representatives of Lenders including, without limitation, a consultant or other professional, may enter and remain at the places of business of the Debtor and/or Guarantor at any time during ordinary business hours and may observe Debtor's and/or Guarantor's conduct and operations, and inspect and examine the Debtor's and/or Guarantor's properties, books and records, including without limitation daily cash receipts and other correspondence, but shall not in any respect direct or participate in the management of the day-to-day business operations of the Debtor or Guarantor. The Debtor and Guarantor and each of their professionals shall cooperate fully with any such representative. All direct and indirect expenses incurred by Lenders with respect to such observation and with respect to any analysis or report prepared by the Debtor, Guarantor, Lender, or their respective agents in connection therewith, shall accrue and be payable by the Debtor, consistent with the terms of the Debt Documents.

         12. FORBEARANCE FEE. Debtor shall pay Lenders a non-refundable forbearance fee in an amount equal to one percent (1%) of the Obligations outstanding as of the date of the CEI Sale (the "FORBEARANCE FEE"). Debtor acknowledges that the Forbearance Fee shall be earned by the Lenders upon execution of this Agreement and shall be part of the Obligations. The Forbearance Fee shall be paid by Debtor to Lenders in three (3) equal monthly



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installments with the first Business Day of the month following the month in which the closing of the CEI Sale occurs, with payments continuing on the first Business Day of each of the next two calendar months thereafter. Any payment in respect of the Forbearance Fee not paid within five (5) days of the due date therefore, shall bear interest at the default rate of interest specified in the Debt Documents. Notwithstanding the foregoing, in the event that the closing of the CEI Sale does not occur by June 1, 2002, the Forbearance Fee shall be immediately due and payable in full.

         13. REFERENCE TO AND EFFECT ON DEBT DOCUMENTS.

         (a) RATIFICATION. Except as specifically amended herein, the Debt Documents shall remain in full force and effect and are each hereby ratified and confirmed. To the extent that this Agreement conflicts with the provisions of the Debt Documents, the provisions of this Agreement shall govern.

         (b) NO WAIVER. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right or remedy of Lenders under the Debt Documents, nor shall it constitute a waiver of any provision of the Debt Documents or impose upon Lenders any obligation, express or implied, to consent to any amendment or further modification of the Debt Documents and Lenders hereby expressly reserve all rights, powers and remedies specifically given to them under the Debt Documents or now or hereafter existing at law or in equity or by statute.

         14. REPRESENTATIONS AND WARRANTIES. All of Debtor and Guarantor's representations and warranties contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement by the parties hereto. Debtor and Guarantor jointly and severally represent and warrant to Lenders as follows:

         (a) The execution and delivery of this Agreement and the performance by each of them of their respective obligations hereunder are within the corporate powers and authority of each of them, have been duly authorized by all necessary corporate action and do not and will not contravene or conflict with the articles of incorporation or by-laws of either of them. This Agreement has been duly executed and delivered by Debtor and Guarantor, and constitutes the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms.

         (b) No consent, order, qualification, validation, license, approval or authorization of, or filing, recording, registration or declaration with, or other action in respect of, any governmental body, authority, bureau or agency or other person is required in connection with the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, this Agreement.

         (c) The execution, delivery and performance of this Agreement by Debtor and Guarantor does not and will not violate any law, governmental regulation, judgment, order or decree applicable to and do not and will not violate the provisions of, or constitute a default or any event of default under, or result in the creation of any security interest or lien upon any property of either of them pursuant to any indenture, mortgage, instrument, contract, agreement or other undertaking to which Debtor and/or Guarantor is a party or is subject or by which Debtor and/or Guarantor or any of their respective real or personal property may be bound.




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

         (d) Except as set forth on SCHEDULE 14(d), a copy of which is attached hereto, there are no suits or proceedings pending or threatened in court or before any regulatory commission, board or other administrative governmental agency against or affecting Debtor or Guarantor, which will have a material adverse effect on the ability of Debtor or Guarantor to fulfill their respective obligations under this Agreement or the other Debt Documents.

         (e) The consolidated financial statements of Guarantor and its subsidiaries, heretofore delivered to Lenders fairly present, in all material respects, the financial position and results of operations of Guarantor and its subsidiaries, as of the date of delivery, and there has been no material adverse change in the financial condition of Guarantor and its subsidiaries since the date of such financial statements.

         (f) Except for the Current Defaults or matters previously disclosed by the Company in public documents, no Event of Default has occurred and is continuing.

         15. RELEASE. Debtor and Guarantor, for themselves and any other person or entity who may claim an interest through them, hereby release and discharge, with prejudice, Lenders, their respective directors, officers, agents, attorneys and employees from any and every claim, right, cause, action, cause of action, damage, liability and other matter or proceeding arising from, relating to or in connection with any acts or omissions of Lenders, their respective directors, officers, agents, attorneys and employees prior to the date of execution of this Agreement. This provision shall survive and continue in full force and effect whether or not Debtor and/or Guarantor shall satisfy all other provisions of the Debt Documents, including payment in full of the Obligations.

         16. PRE-ARRANGED PAYMENT PLAN AGREEMENT. Debtor shall make payments in respect of the Obligations automatically via an electronic payment system that allows GE Capital to initiate debit entries for payment from Debtor's accounts in accordance with GE Capital's standard Pre-Arranged Payment Plan Agreement in the form of SCHEDULE C hereto. Failure by Debtor to permit debit entries pursuant to such electronic payment system shall be a Forbearance Event of Default (as hereinafter defined) hereunder.

         17. FORBEARANCE EVENTS OF DEFAULT. A Forbearance Event of Default shall mean the occurrence of any one or more of the following events:

         (a) Debtor shall fail to pay any of the Obligations when due under the Debt Documents (as modified pursuant to this Agreement and taking into account any future extension of time, forbearance or waiver, if any, as evidenced by a writing expressly so stating and signed by Debtor and such Lender with respect thereto);

         (b) the occurrence of an Event of Default under any of the Debt Documents;

         (c) Debtor or Guarantor shall fail to perform its obligations under or otherwise fail to comply with any term or condition of this Agreement;

         (d) Debtor shall fail to permit debit entries for purposes of payment of the Obligations pursuant to the electronic payment system set forth at
Section 16 hereof;

         (e) In the event Debtor shall, at any time during the term of the Debt Documents, sell, lease, assign, transfer or otherwise dispose of assets (other than sales of inventory or collection of accounts receivable in the ordinary course of business of Debtor) which, individually or in the aggregate, equals or exceeds Two Million ($2,000,000.00) Dollars (based upon Debtor's cost of or gross selling price of such assets); provided, however, that the foregoing restriction shall not apply with respect to the CEI Sale;

         (f) Debtor's failure to obtain the Subordinated Lenders' (that may currently have a prior lien and security interest in the Equipment to that of the Lenders) subordination of their liens and security interests in the Equipment to the first priority liens and security interests of the Lenders with respect to the Equipment, prior to or simultaneously with the closing of Guarantor's replacement revolving loan facility no later than September 30, 2002;

         (g) Debtor's failure to effectuate the first priority lien and security interest grant in favor of the Lenders with respect to the Equipment prior to the closing of a new replacement revolving loan credit facility no later than September 30, 2002; or

         (h) Any instrument, document, report, schedule, agreement, representation or warranty, oral or written, made or delivered to Lender by Debtor or Guarantor in connection with this Agreement is untrue or incorrect in any material respect when made or delivered.

         18. REMEDIES. Upon the occurrence of a Forbearance Event of Default, the Forbearance Period shall automatically terminate and all Obligations shall automatically become immediately due and payable, without notice or demand of any kind and Lender shall be entitled and empowered to exercise all of its rights and remedies under this Agreement, the Debt Documents and at law, in equity or by statute including, without limitation, the right to enforce its liens on, and security interests in, the Collateral and reimbursement of its costs, charges and expenses all as provided in the Debt Documents, subject in each case to applicable law. Debtor and Guarantor have not, by this Agreement, waived any rights or privileges under insolvency statutes or the U.S. Bankruptcy Code.

         19. EFFECT OF ACKNOWLEDGMENTS. Any and all acknowledgments contained in this Agreement, including but not limited to those contained in Section 1 above, are intended to be and may construed to be affirmative covenants, representations and warranties of Debtor and Guarantor.

         20. LIMITATION OF LIABILITY. In making any decision as to whether to restructure the Obligations with Debtor or to take any other actions related to the Debt Documents, Lenders shall have no liability to any third party (including creditors of the Debtor and/or Guarantor and any party to any agreement purporting to prohibit, restrict or otherwise limit Debtor or Guarantor from encumbering any of its assets) and shall not be deemed to be in control of the operations of Debtor or Guarantor or to be acting as a "responsible person" or "owner or operator" with respect to the operation or management of Debtor or Guarantor.

         21. DEBTOR TO PAY ATTORNEYS FEES. Debtor hereby agrees to promptly pay any and all costs and expenses of Lenders incurred in connection with this Agreement including without limitation, all attorneys and paralegal fees incurred in connection with the preparation negotiation and review of this Agreement, in aggregate not to exceed Fifteen Thousand Dollars ($15,000.00).

         22. JOINT AND SEVERAL LIABILITY; SUCCESSORS AND ASSIGNS. Debtor and Guarantor shall be jointly and severally liable under this Agreement. This Agreement shall be binding on and shall inure to the benefit of Debtor, Guarantor and Lenders and their respective successors and assigns. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of Debtor, Guarantor and Lenders with respect to the transactions contemplated hereby.

         23. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all other understandings, oral, written or imputed.

         24. HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose and should not be considered in interpreting any provision hereof.

         25. NOTICES. Except as otherwise provided herein, Debtor and Guarantor waive all notices and demands in connection with the enforcement of Lenders' rights hereunder. All notices, requests, demands and other communications provided for hereunder shall be in writing and delivered in accordance with the terms of the Debt Documents.

         26. NO THIRD-PARTY BENEFICIARIES. Notwithstanding anything contained in this Agreement that could be interpreted to the contrary, this Agreement is intended neither to inure to the benefit, nor create any obligations to, any person who has not executed this Agreement.

         27. CONSENT TO JURISDICTION. Debtor and Guarantor consent to jurisdiction of the state and federal courts located in New York, New York, and/or such other appropriate court and venue as Lenders may choose for purposes of enforcing the terms of this Agreement. Notwithstanding any other provision in the Debt Documents to the contrary, the Debt Documents shall be deemed to be amended hereby to provide for Debtor and Guarantor's consent to the aforesaid jurisdiction for purposes of enforcing the Debt Documents.

         28. COUNTERPARTS AND FACSIMILE SIGNATURES. This Agreement may be executed in any number of separate original counterparts and by the different parties on separate counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one agreement. A party to this Agreement may execute and deliver its signature page hereto by facsimile. Each party hereto agrees to be bound by its own facsimile signature page and to accept, as if it were a fully executed manual signature page, the facsimile signature page of any other party hereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Forbearance and Modification Agreement has been duly executed as of the date first written above.

                                DEBTOR:

                                U.S PLASTIC LUMBER, LTD.


                                By: /s/ Michael D. Schmidt
                                   -------------------------------------------
                                Title:   Michael D. Schmidt, Treasurer


                                THE EAGLEBROOK GROUP, INC.


                                By: /s/ Michael D. Schmidt
                                   -------------------------------------------
                                Title:   Michael D. Schmidt, Treasurer


                                GUARANTOR:

                                U.S. PLASTIC LUMBER CORP.

                                By: /s/ John W. Poling
                                   -------------------------------------------
                                Title:   John W. Poling, CFO



                                GENERAL ELECTRIC CAPITAL
                                CORPORATION

                                By: /s/ Ronald Fontana
                                   -------------------------------------------
                                Title:   Ronald Fontana, Senior Risk Manager


                                THE CIT GROUP/EQUIPMENT FINANCING,
                                INC.

                                By: /s/ Carol Heldridge
                                   -------------------------------------------
                                Title:   Carol Heldridge, Vice President

                                SAFECO CREDIT COMPANY, INC.


                                By: /s/
                                   -------------------------------------------
                                Title:   Division Credit Manager


                                HSBC BUSINESS CREDIT (USA) as successor
                                to HSBC BUSINESS LOANS, INC.

                                By: /s/ Fernando A. Torres
                                   -------------------------------------------
                                Title:   Fernando A. Torres, Vice President


                                PEOPLE'S CAPITAL AND LEASING CORP.

                                By: /s/
                                   -------------------------------------------
                                Title:   Vice President



                                SIEMENS FINANCIAL SERVICES, INC.

                                By: /s/ Craig Johnson
                                   -------------------------------------------
                                Title:   Craig Johnson
                                Vice President Credit and Operations



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